FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Eve Young
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Strong Liggett Tobacco Revenues and Earnings;
Cost Reduction Initiatives at Douglas Elliman to Address Impacts of COVID-19

MIAMI, FL, August 5, 2020 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2020.

“We are pleased with Vector Group’s results and the significant progress made during the second quarter,” said Howard Lorber, President and Chief Executive Officer of Vector Group. “Our Liggett subsidiary continues to increase tobacco unit volume, market share and profits, and we took the necessary steps to position the real estate business for long-term success.”

“Liggett continues to perform exceptionally well with increased revenues of 8.8% and operating income of 15.3% for the year-to-date period,” Mr. Lorber continued. “While the Douglas Elliman real estate business experienced a decline in revenue due primarily to the COVID-19 pandemic, we successfully implemented cost reduction initiatives to address the impacts of the pandemic on the real estate industry.”

GAAP Financial Results

Second quarter 2020 revenues were $445.8 million, compared to revenues of $538.4 million in the second quarter of 2019. The Company recorded operating income of $66.8 million in the second quarter of 2020, compared to operating income of $76.2 million in the second quarter of 2019. Net income attributed to Vector Group Ltd. for the second quarter of 2020 was $25.8 million, or $0.16 per diluted common share, compared to net income of $39.3 million, or $0.25 per diluted common share, in the second quarter of 2019. Operating income and net income for the second quarter of 2020 included pre-tax restructuring charges of $3.0 million in the Company’s Real Estate segment.

For the six months ended June 30, 2020, revenues were $900.2 million, compared to revenues of $959.4 million for the six months ended June 30, 2019. The Company recorded operating income of $61.9 million for the six months ended June 30, 2020, compared to operating income of $118.8 million for the six months ended June 30, 2019. Net income attributed to Vector Group Ltd. for the six months ended June 30, 2020 was $22.5 million, or $0.14 per diluted common share, compared to net income of $54.3 million, or $0.33 per diluted common share, for the six months ended June 30, 2019. Operating income and net income for the six months ended June 30, 2020 included pre-tax and non-cash impairment charges of $58.3 million and pre-tax restructuring charges of $3.0 million in the Company’s Real Estate segment.

Non-GAAP Financial Measures

Non-GAAP financial measures include adjustments for litigation settlements and judgments, restructuring charges, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only), impairment charges of goodwill and intangible assets, net interest expense capitalized to real estate ventures, the derivative associated with the 2018 acquisition of 29.41% of Douglas Elliman Realty, LLC and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three and six months ended June 30, 2020 and 2019 are included in Tables 2 through 7.
Three months ended June 30, 2020 compared to the Three months ended June 30, 2019
Second quarter of 2020 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $76.5 million, compared to $83.5 million for the second quarter of 2019.
Adjusted Net Income (as described in Table 3 attached hereto) was $28.7 million, or $0.19 per diluted share, for the second quarter of 2020, and $43.2 million or $0.28 per diluted share, for the second quarter of 2019.
Adjusted Operating Income (as described in Table 4 attached hereto) was $69.8 million for the second quarter of 2020, compared to $76.9 million for the second quarter of 2019.

Six months ended June 30, 2020 compared to the six months ended June 30, 2019
Adjusted EBITDA attributed to Vector Group Ltd. (as described in Table 2 attached hereto) were $136.7 million for the six months ended June 30, 2020, compared to $133.2 million for the six months ended June 30, 2019.
Adjusted Net Income (as described in Table 3 attached hereto) was $68.6 million, or $0.45 per diluted share, for the six months ended June 30, 2020, compared to $56.1 million, or $0.36 per diluted share, for the six months ended June 30, 2019.
Adjusted Operating Income (as described in Table 4 attached hereto) was $123.2 million for the six months ended June 30, 2020, compared to $119.5 million for the six months ended June 30, 2019.
Tobacco Segment Financial Results
For the second quarter of 2020, the Tobacco segment had revenues of $312.5 million, compared to $294.5 million for the second quarter of 2019. For the six months ended June 30, 2020, the Tobacco segment had revenues of $599.6 million, compared to $551.3 million for the six months ended June 30, 2019.
Operating Income from the Tobacco segment was $79.3 million and $148.5 million for the three and six months ended June 30, 2020 compared to $68.7 million and $128.8 million for the three and six months ended June 30, 2019.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the second quarter of 2020 and 2019 was $79.4 million and $69.3 million, respectively. Tobacco Adjusted Operating Income for the six months ended June 30, 2020 was $148.5 million, compared to $129.5 million for the six months ended June 30, 2019.
For the second quarter of 2020, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.41 billion units, compared to 2.38 billion units for the second quarter of 2019. For the six months ended June 30, 2020, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 4.66 billion units, compared to 4.46 billion units for the six months ended June 30, 2019.
Liggett’s retail market share increased to 4.3% for both the second quarter of 2020 and the six months ended June 30, 2020, compared to 4.2% for both the second quarter and the six months ended June 30, 2019. Compared to the second quarter of 2019, Liggett’s retail shipments in the second quarter of 2020 increased by 0.2% while the overall industry’s retail shipments declined by 2.2%, according to data from Management Science Associates, Inc. Compared to the six months ended June 30, 2019, Liggett’s retail shipments for six months ended June 30, 2020 increased by 1.2% while the overall industry’s retail shipments declined by 1.3%, according to data from Management Science Associates, Inc.

Real Estate Segment Financial Results
For the second quarter of 2020, the Real Estate segment had revenues of $133.3 million compared to $243.9 million for the second quarter of 2019. For the six months ended June 30, 2020, the Real Estate segment had revenues of $300.7 million, compared to $408.1 million for the six months ended June 30, 2019. For the second quarter of 2020, the Real Estate segment reported a net loss of $12.4 million compared to net income of $15.3 million for the second quarter of 2019. For the six months ended June 30, 2020, the Real Estate segment reported a net loss of $66.8 million, compared to net income of $6.2 million for the six months ended June 30, 2019.
Douglas Elliman’s results are included in the Company’s Real Estate segment. For the second quarter of 2020, Douglas Elliman had revenues of $132.9 million, compared to $243.0 million for the second quarter of 2019. For the six months ended June 30, 2020, Douglas Elliman had revenues of $298.5 million, compared to $404.8 million for the six months ended June 30, 2019. For the second quarter of 2020, Douglas Elliman reported a net loss of $5.0 million compared to net income of $15.1 million for the second quarter of 2019. For the six months ended June 30, 2020, Douglas Elliman reported a net loss of $74.1 million, compared to net income of $4.7 million for the six months ended June 30, 2019.
Net loss from the Real Estate segment and Douglas Elliman for the second quarter of 2020 included pre-tax restructuring charges of $3.0 million and the Real Estate segment’s and Douglas Elliman’s net loss for the six months ended June 30, 2020 included pre-tax and non-cash impairment charges of $58.3 million and pre-tax restructuring charges of $3.0 million.
Non-GAAP Financial Measures
For the second quarter of 2020, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were a loss of $1.7 million compared to income of $16.5 million for the second quarter of 2019.
For the six months ended June 30, 2020, Real Estate Adjusted EBITDA attributed to the Company were a loss of $8.6 million, compared to income of $8.6 million for the six months ended June 30, 2019.
Douglas Elliman’s results are included in the Company’s Real Estate segment. For the second quarter of 2020, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were a loss of $1.1 million, compared to income of $16.6 million for the second quarter of 2019.
For the six months ended June 30, 2020, Douglas Elliman’s Adjusted EBITDA were a loss of $8.8 million, compared to income of $7.7 million for the six months ended June 30, 2019.
For the three and six months ended June 30, 2020, Douglas Elliman achieved closed sales of approximately of $4.7 billion and $10.8 billion, respectively, compared to $8.9 billion and $13.4 billion for the three and six months ended June 30, 2019, respectively.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the three and six months ended June 30, 2020 and 2019.

Conference Call to Discuss Second Quarter 2020 Results

As previously announced, the Company will host a conference call and webcast on Thursday, August 6, 2020 at 8:30AM (ET) to discuss its second quarter 2020 results. Investors can access the call by dialing 877-271-1828 and entering 80177697 as the conference ID number. The call will also be available via live webcast at https://www.webcaster4.com/Webcast/Page/2271/36417. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on August 6, 2020 through August 20, 2020. To access the replay, dial 877-656-8905 and enter 80177697 as the conference ID number. The archived webcast will also be available at https://www.webcaster4.com/Webcast/Page/2271/36417 for one year.

About Vector Group Ltd.

Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., New Valley LLC, and Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

Forward-Looking and Cautionary Statements

This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts, including statements regarding the current or anticipated impact of the COVID-19 pandemic on our business, made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. In particular, the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including a potential significant economic contraction) as well as related risks and the impact of any of the foregoing on our business, results of operations and liquidity could affect our future results and cause actual results to differ materially from those expressed in forward-looking statements.

Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2019 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$312,510	$294,501	$599,579	$551,257
Real estate	133,250	243,931	300,669	408,099
Total revenues	445,760	538,432	900,248	959,356

Expenses:
Cost of sales:
Tobacco*	214,067	204,461	411,357	381,764
Real estate	90,818	163,713	204,151	272,430
Total cost of sales	304,885	368,174	615,508	654,194

Operating, selling, administrative and general expenses	71,064	93,359	161,581	185,673
Litigation settlement and judgment expense	53	655	53	655
Impairments of goodwill and intangible assets	—	—	58,252	—
Restructuring charges	2,961	—	2,961	—
Operating income	66,797	76,244	61,893	118,834

Other income (expenses):
Interest expense	(29,358)	(32,753)	(64,985)	(70,273)
Change in fair value of derivatives embedded within convertible debt	1,669	3,788	4,999	14,137
Equity in earnings (losses) from investments	2,207	(1,685)	52,359	(323)
Equity in (losses) earnings from real estate ventures	(12,260)	6,391	(18,765)	3,952
Other, net	7,635	4,781	(3,020)	12,221
Income before provision for income taxes	36,690	56,766	32,481	78,548
Income tax expense	10,916	17,459	9,938	24,208

Net income	25,774	39,307	22,543	54,340

Net income attributed to non-controlling interest	—	—	—	(80)

Net income attributed to Vector Group Ltd.	$25,774	$39,307	$22,543	$54,260

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.17	$0.25	$0.14	$0.34

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.16	$0.25	$0.14	$0.33

* Revenues and cost of sales include federal excise taxes of $121,170, $119,943, $234,309 and $224,576, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Net income attributed to Vector Group Ltd.	$69,257	$25,774	$39,307	$22,543	$54,260
Interest expense	133,160	29,358	32,753	64,985	70,273
Income tax expense	18,543	10,916	17,459	9,938	24,208
Net (loss) income attributed to non-controlling interest	(39)	—	—	—	80
Depreciation and amortization	17,906	4,412	4,224	8,987	8,932
EBITDA	$238,827	$70,460	$93,743	$106,453	$157,753
Change in fair value of derivatives embedded within convertible debt (a)	(17,287)	(1,669)	(3,788)	(4,999)	(14,137)
Equity in (earnings) losses from investments (b)	(69,682)	(2,207)	1,685	(52,359)	323
Equity in losses (earnings) from real estate ventures (c)	42,005	12,260	(6,391)	18,765	(3,952)
Loss on extinguishment of debt	4,301	—	—	—	—
Stock-based compensation expense (d)	9,236	2,283	2,338	4,541	4,774
Litigation settlement and judgment expense (e)	388	53	655	53	655
Restructuring charges (f)	2,961	2,961	—	2,961	—
Impairments of goodwill and intangible assets (g)	58,252	—	—	58,252	—
Other, net	(6,064)	(7,635)	(4,781)	3,020	(12,221)
Adjusted EBITDA	$262,937	$76,506	$83,461	$136,687	$133,195
Adjusted EBITDA attributed to Vector Group Ltd.	$262,937	$76,506	$83,461	$136,687	$133,195

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$289,677	$81,362	$71,256	$152,590	$133,378
Real Estate (h)	(11,092)	(1,716)	16,477	(8,626)	8,569
Corporate and Other	(15,648)	(3,140)	(4,272)	(7,277)	(8,752)
Total	$262,937	$76,506	$83,461	$136,687	$133,195

a.	Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.
Represents equity in earnings recognized from investments that the Company accounts for under the equity method. Included in the amount are equity in earnings of $16,452 from Castle Brands for the twelve months ended June 30, 2020 and equity in earnings of $53,627, $0 and $53,052 from Ladenburg Thalmann Financial Services for the twelve months ended June 30, 2020 and for the three and six months ended June 30, 2020, respectively.

c.
Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for product liability litigation in the Company’s tobacco segment.

f.	Represents restructuring charges related to Douglas Elliman Realty, LLC’s realignment of administrative support functions, office locations and business model to serve its clients more efficiently.

g.	Represents non-cash intangible asset impairment charges in the Company’s Real Estate segment related to the goodwill and trademark of the Douglas Elliman Realty, LLC reporting unit.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of loss of $11,083 for the last twelve months ended June 30, 2020, loss of $1,054, gain of $16,649, loss of $8,758, and gain of $7,658 for the three and six months ended June 30, 2020 and 2019, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income attributed to Vector Group Ltd.	$25,774	$39,307	$22,543	$54,260

Change in fair value of derivatives embedded within convertible debt	(1,669)	(3,788)	(4,999)	(14,137)
Non-cash amortization of debt discount on convertible debt	759	5,447	5,276	13,972
Litigation settlement and judgment expense (a)	53	655	53	655
Impact of net interest expense capitalized to real estate ventures	1,531	3,006	3,050	2,076
Adjustment for derivative associated with acquisition of 29.41% of Douglas Elliman Realty, LLC	234	—	(1,831)	—
Restructuring charges (b)	2,961	—	2,961	—
Impairments of goodwill and intangible assets (c)	—	—	58,252	—
Total adjustments	3,869	5,320	62,762	2,566

Tax expense related to adjustments	(981)	(1,467)	(16,694)	(705)

Adjusted Net Income attributed to Vector Group Ltd.	$28,662	$43,160	$68,611	$56,121

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.19	$0.28	$0.45	$0.36

a.	Represents accruals for product liability litigation in the Company’s tobacco segment.

b.	Represents restructuring charges related to Douglas Elliman Realty, LLC’s realignment of administrative support functions, office locations and business model to serve its clients more efficiently.

c.	Represents non-cash intangible asset impairment charges in the Company’s Real Estate segment related to the goodwill and trademark of the Douglas Elliman Realty, LLC reporting unit.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Operating income	$174,194	$66,797	$76,244	$61,893	$118,834

Litigation settlement and judgment expense (a)	388	53	655	53	655
Restructuring charges (b)	2,961	2,961	—	2,961	—
Impairments of goodwill and intangible assets (c)	58,252	—	—	58,252	—
Total adjustments	61,601	3,014	655	61,266	655

Adjusted Operating Income	$235,795	$69,811	$76,899	$123,159	$119,489

a.	Represents accruals for product liability litigation in the Company’s tobacco segment.

b.	Represents restructuring charges related to Douglas Elliman Realty, LLC’s realignment of administrative support functions, office locations and business model to serve its clients more efficiently.

c.	Represents non-cash intangible asset impairment charges in the Real Estate segment related to the goodwill and trademark of the Douglas Elliman Realty, LLC reporting unit.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$281,330	$79,309	$68,651	$148,495	$128,795

Litigation settlement and judgment expense (a)	388	53	655	53	655
Total adjustments	388	53	655	53	655

Tobacco Adjusted Operating Income	$281,718	$79,362	$69,306	$148,548	$129,450

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$281,330	$79,309	$68,651	$148,495	$128,795

Litigation settlement and judgment expense (a)	388	53	655	53	655
Total adjustments	388	53	655	53	655

Tobacco Adjusted Operating Income	281,718	79,362	69,306	148,548	129,450

Depreciation and amortization	7,959	2,000	1,950	4,042	3,907
Stock-based compensation expense	—	—	—	—	21
Total adjustments	7,959	2,000	1,950	4,042	3,928

Tobacco Adjusted EBITDA	$289,677	$81,362	$71,256	$152,590	$133,378

a.	Represents accruals for product liability litigation in the Company’s tobacco segment.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Net (loss) income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$(84,511)	$(12,417)	$15,307	$(66,849)	$6,222
Interest expense (a)	678	106	228	222	457
Income tax (benefit) expense (a)	(32,712)	(4,529)	5,909	(24,338)	2,490
Net (loss) income attributed to non-controlling interest (a)	(39)	—	—	—	80
Depreciation and amortization	9,019	2,198	2,024	4,511	4,525
EBITDA	$(107,565)	$(14,642)	$23,468	$(86,454)	$13,774
Loss from non-guarantors other than New Valley LLC	53	15	14	44	42
Equity in losses (earnings) from real estate ventures (b)	42,005	12,260	(6,391)	18,765	(3,952)
Restructuring charges (c)	2,961	2,961	—	2,961	—
Impairments of goodwill and intangible assets (d)	58,252	—	—	58,252	—
Other, net	(6,875)	(2,325)	(632)	(2,282)	(1,336)
Adjusted EBITDA attributed to New Valley LLC	$(11,169)	$(1,731)	$16,459	$(8,714)	$8,528

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$(11,092)	$(1,716)	$16,477	$(8,626)	$8,569
Corporate and Other	(77)	(15)	(18)	(88)	(41)
Total (f)	$(11,169)	$(1,731)	$16,459	$(8,714)	$8,528

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-Q for the three and six months ended June 30, 2020.

b.
Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.

c.	Represents restructuring charges related to Douglas Elliman Realty, LLC’s realignment of administrative support functions, office locations and business model to serve its clients more efficiently.

d.	Represents non-cash intangible asset impairment charges in the Real Estate segment related to the goodwill and trademark of the Douglas Elliman Realty, LLC reporting unit.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of losses of $11,083 for the last twelve months ended June 30, 2020, losses of $1,054, gains of $16,649, losses of $8,758 and gains of $7,658 for the three and six months ended June 30, 2020 and 2019, respectively.

f.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $15,648 for the last twelve months ended June 30, 2020 and $3,140,$4,272, $7,277,and $8,752 for the three and six months ended June 30, 2020 and 2019, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2020	2020	2019	2020	2019

Net (loss) income attributed to Douglas Elliman Realty, LLC	$(72,621)	$(5,042)	$15,138	$(74,082)	$4,724
Interest expense	4	—	2	1	5
Income tax expense	269	2	101	2	101
Depreciation and amortization	8,628	2,089	1,922	4,312	4,322
Douglas Elliman Realty, LLC EBITDA	$(63,720)	$(2,951)	$17,163	$(69,767)	$9,152
Equity in earnings from real estate ventures (a)	(7,561)	—	(285)	(23)	(934)
Restructuring charges (b)	2,961	2,961	—	2,961	—
Impairments of goodwill and intangible assets (c)	58,252	—	—	58,252	—
Other, net	(1,015)	(1,064)	(229)	(181)	(560)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$(11,083)	$(1,054)	$16,649	$(8,758)	$7,658

a.
Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.

b.	Represents restructuring charges related to Douglas Elliman Realty, LLC’s realignment of administrative support functions, office locations and business model to serve its clients more efficiently.

c.	Represents non-cash intangible asset impairment charges related to the goodwill and trademark of Douglas Elliman Realty, LLC.